                                                                      EXHIBIT 20

                         TOYOTA MOTOR CREDIT CORPORATION
         SERVICER'S REPORT -- TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST
           DISTRIBUTION DATE OF MAY 15, 2001 FOR THE COLLECTION PERIOD
                      APRIL 1, 2001 THROUGH APRIL 30, 2001


-----------------------------------------------------------------------------------------------------------------------------------
                                                                   CLASS A-1        CLASS A-2         CLASS A-3        CLASS A-4
                                                                   ---------        ---------         ---------        ---------
                                             TOTAL                  BALANCE          BALANCE           BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
POOL DATA - ORIGINAL DEAL PARAMETERS
  Securities Balance                  $1,411,797,000.00         $366,759,000.00  $429,000,000.00  $407,000,000.00  $209,038,000.00

  Receivables Pool Balance            $1,455,461,330.00
  Principal Factor                           1.00000000              1.00000000       1.00000000       1.00000000       1.00000000
  Rate                                                                     6.66%            6.75%            6.76%            6.80%
  Final Scheduled Payment Date                                 October 15, 2001     May 15, 2003  August 15, 2004   April 15, 2007
  Number of Contracts                           105,023
  Weighted Average Coupon                        10.34%
  Weighted Average Remaining Term                 49.90 months
  Servicing Fee Rate                              1.00%




POOL DATA - PRIOR MONTH
  Securities Balance                  $1,099,355,877.88          $54,317,877.88  $429,000,000.00  $407,000,000.00  $209,038,000.00
  Receivables Pool Balance            $1,143,020,207.88
  Securities Pool Factor                     0.77869260              0.14810237       1.00000000       1.00000000       1.00000000
  Number of Contracts                            93,844
  Weighted Average Coupon                        10.36%
  Weighted Average Remaining Term                 43.87 months
  Precompute and Simple Interest
    Advances                              $4,540,398.76
  Payahead Account Balance                $2,157,187.52
  Supplemental Servicing Fee
    Received                                $123,318.61
  Interest Shortfall                              $0.00                   $0.00            $0.00            $0.00            $0.00
  Principal Shortfall                             $0.00                   $0.00            $0.00            $0.00            $0.00


POOL DATA - CURRENT MONTH
  Securities Balance                  $1,054,934,553.66           $9,896,553.66  $429,000,000.00  $407,000,000.00  $209,038,000.00
  Receivables Pool Balance            $1,098,598,883.66
  Securities Pool Factor                     0.74722822              0.02698381       1.00000000       1.00000000       1.00000000
  Number of Contracts                            91,886
  Weighted Average Coupon                        10.36%
  Weighted Average Remaining Term                 43.04 months
  Precompute and Simple Interest
    Advances                              $4,925,947.06
  Payahead Account Balance                $2,042,009.27
  Supplemental Servicing Fee Received       $122,255.86
  Interest Shortfall                              $0.00                   $0.00            $0.00            $0.00            $0.00
  Principal Shortfall                             $0.00                   $0.00            $0.00            $0.00            $0.00
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

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RESERVE FUND
  Initial Deposit Amount                                                                                             $3,638,653.00
  Specified Reserve Fund Percentage                                                                                          0.75%
  Specified Reserve Fund Amount                                                                                      $8,239,491.63
  Specified Reserve Fund Percentage (IF CONDITION i OR ii MET)                                                               5.50%
  Specified Reserve Fund Amount (IF CONDITION i OR ii MET)                                                          $58,021,400.45



  Beginning Balance                                                                                                  $8,572,651.56
  Total Withdraw                                                                                                             $0.00
  Amount Available for Deposit to the Reserve Fund                                                                   $1,969,474.39
                                                                                                               --------------------
  Reserve Fund Balance Prior to Release                                                                             $10,542,125.95
  Reserve Fund Required Amount                                                                                       $8,239,491.63
  Reserve Fund Release to Seller                                                                                     $2,302,634.32
                                                                                                               --------------------
  Ending Reserve Fund Balance                                                                                        $8,239,491.63
-----------------------------------------------------------------------------------------------------------------------------------

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LIQUIDATION OF CHARGE-OFFS AND REPOSSESSIONS

                                                                   VEHICLES            AMOUNT
                                                                   --------            ------
  Liquidated Contracts                                                111
                                                                      ---
  Gross Principal Balance of Liquidated Receivables                                       $1,423,558.86
  Net Liquidation Proceeds Received During the Collection Period                           ($836,255.06)
  Recoveries on Previously Liquidated Contracts                                             ($25,869.90)
                                                                              --------------------------
  Aggregate Credit Losses for the Collection Period                                         $561,433.90
                                                                              --------------------------


                                                                              --------------------------

  Cumulative Credit Losses for all Periods                            515                 $2,308,715.61
                                                                      ---
                                                                              --------------------------
  Repossessed in Current Period                                       94


RATIO OF NET CREDIT LOSSES TO THE AVERAGE POOL BALANCE                           Annualized Average
FOR EACH COLLECTION PERIOD:                                                        Charge-Off Rate
    Second Preceding Collection Period                                                            0.49%
    First Preceding Collection Period                                                             0.54%
    Current Collection Period                                                                     0.60%

--------------------------------------------------------------------------------------------------------
CONDITION (i) (CHARGE-OFF RATE)
Three Month Average                                                                               0.54%
Charge-off Rate Indicator ( > 1.25%)                                                  CONDITION NOT MET
--------------------------------------------------------------------------------------------------------

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DELINQUENT AND REPOSSESSED CONTRACTS

                                           PERCENT   CONTRACTS      PERCENT            AMOUNT
                                           -------   ---------      -------            ------

  31-60 Days Delinquent                        2.01%        1,849       2.19%            $23,110,332.79
  61-90 Days Delinquent                        0.20%          186       0.26%             $2,692,298.69
  Over 90 Days Delinquent                      0.20%          185       0.23%             $2,464,828.55
                                                     -------------            --------------------------
  Total Delinquencies                                       2,220                        $28,267,460.03
                                                     =============            ==========================
  Repossessed Vehicle Inventory                               168 *


   * Included with delinquencies above



RATIO OF NUMBER OF CONTRACTS DELINQUENT 60 DAYS OR MORE TO THE OUTSTANDING
NUMBER OF RECEIVABLES AS OF EACH COLLECTION PERIOD (INCLUDES REPOSSESSIONS):
    Second Preceding Collection Period                                                            0.44%
    First Preceding Collection Period                                                             0.37%
    Current Collection Period                                                                     0.40%

--------------------------------------------------------------------------------------------------------
CONDITION (ii) (DELINQUENCY PERCENTAGE)
Three Month Average                                                                               0.40%
Delinquency Percentage Indicator ( > 1.25%)                                           CONDITION NOT MET
--------------------------------------------------------------------------------------------------------

                         TOYOTA MOTOR CREDIT CORPORATION
         SERVICER'S REPORT -- TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST DISTRIBUTION DATE OF MAY 15, 2001 FOR THE COLLECTION PERIOD APRIL 1, 2001
                             THROUGH APRIL 30, 2001


----------------------------------------------------------------------------------------------------------------------------------
                                                            CLASS A-1          CLASS A-2          CLASS A-3        CLASS A-4
                                                            ---------          ---------          ---------        ---------
                                              TOTAL          BALANCE            BALANCE            BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------------------------
COLLECTIONS
  Principal Payments Received             $42,997,765.36
  Interest Payments Received               $9,164,554.33
  Net Precomputed Payahead Amount            $115,178.25
  Aggregate Net Liquidation Proceeds
    Received                                 $862,124.96
  Principal on Repurchased Contracts               $0.00
  Interest on Repurchased Contracts                $0.00
                                        -----------------
  Total Collections                       $53,139,622.90
  Net Simple Interest Advance Amount         $108,201.69
  Net Precomputed Advance Amount             $277,346.61
                                        -----------------
  Total Available Amount                  $53,525,171.20

AMOUNTS DUE
-----------
  Servicing Fee                              $952,516.84
  Accrued and Unpaid Interest              $6,181,855.75
  Principal                               $44,421,324.22
  Reserve Fund                             $1,969,474.39
                                        -----------------
  Total Amount Due                        $53,525,171.20

ACTUAL DISTRIBUTIONS


  Servicing Fee                              $952,516.84
  Interest                                 $6,181,855.75        $291,415.41      $2,413,125.00     $2,292,766.67    $1,184,548.67
  Principal                               $44,421,324.22     $44,421,324.22              $0.00             $0.00            $0.00
  Reserve Fund                             $1,969,474.39
                                        -----------------  -----------------  -----------------   ---------------  ---------------
  Total Amount Distributed                $53,525,171.20     $44,712,739.63      $2,413,125.00     $2,292,766.67    $1,184,548.67
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
MONTHLY INFORMATION BY TYPE OF LOAN


PRECOMPUTED CONTRACTS
  Scheduled Principal Collections                                                         $3,948,140.88
  Prepayments in Full                                         289 contracts               $2,828,099.60
  Repurchased Receivables Principal                                                               $0.00
  Payments Behind/Ahead on Repurchased Receivables                                                $0.00
  Total Collections                                                                       $7,969,255.36
  Advances - Reimbursement of Previous Advances                                                   $0.00
  Advances - Current Advance Amount                                                         $277,346.61
  Payahead Account - Payments Applied                                                       $115,178.25
  Payahead Account - Additional Payaheads                                                         $0.00


SIMPLE INTEREST CONTRACTS
  Collected Principal                                                                    $21,110,068.34
  Prepayments in Full                                        1558 contracts              $15,111,456.54
  Collected Interest                                                                      $7,971,539.45
  Repurchased Receivables Principal                                                               $0.00
  Repurchased Receivables Interest                                                                $0.00
  Advances - Reimbursement of Previous Advances                                                   $0.00
  Advances - Current Advance Amount                                                         $108,201.69

--------------------------------------------------------------------------------------------------------



I hereby certify to the best of my knowledge that the report provided is true and correct.


/s/ ANGELA BROWN
--------------------------------------------------
Angela Brown
ABS Accounting Manager


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